Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Todd Ernst
781.522.5141

Media Contact
Pam Erickson
781.522.5822
For Immediate Release

Raytheon Reports Solid Second Quarter 2014 Results

•	Strong bookings of $6.8 billion; book-to-bill of 1.19

•	Net sales of $5.7 billion

•	Reported operating margin of 13.3 percent; Adjusted Operating Margin[1] of 11.8 percent

•	EPS from continuing operations of $1.59; Adjusted EPS[1] of $1.41

•	Solid operating cash flow from continuing operations of $153 million
__________________________________________________________________________________________________

WALTHAM, Mass., (July 24, 2014) - Raytheon Company (NYSE: RTN) announced second quarter 2014 EPS from continuing operations of $1.59 compared to $1.50 in the second quarter 2013. Second quarter 2014 Adjusted EPS1 was $1.41 per diluted share compared to $1.64 per diluted share in the second quarter 2013. Second quarter 2014 Adjusted EPS1 excluded a favorable FAS/CAS Adjustment of $0.18, compared with an unfavorable FAS/CAS Adjustment of $0.14 in the second quarter 2013. Net sales for the second quarter 2014 were $5.7 billion compared to $6.1 billion in the second quarter 2013.
"Demand for Raytheon’s innovative and affordable solutions from our global customers was strong in the quarter, and international opportunities in the second half of the year are significant," said Thomas A. Kennedy, Raytheon's CEO. "Second quarter sales, earnings and cash flow all exceeded our expectations, reflecting the continuing hard work and dedication of the Raytheon team."
The Company had bookings of $6.8 billion in the second quarter 2014, resulting in a book-to-bill ratio of 1.19. In the second quarter 2013, bookings were $5.3 billion. Year-to-date 2014 bookings were $11.1 billion compared to year-to-date 2013 bookings of $8.9 billion.

_____________________________
1 Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders, and Adjusted Operating Margin is total operating margin; in each case, excluding the impact of the FAS/CAS Adjustment, and from time to time, certain other items. Adjusted EPS and Adjusted Operating Margin are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

The Company generated solid operating cash flow for the second quarter 2014. Operating cash flow from continuing operations for the second quarter 2014 was $153 million compared to an outflow of $41 million for the second quarter 2013. The increase in operating cash from continuing operations in the second quarter 2014 was primarily due to the timing of collections.

Summary Financial Results

	2nd Quarter		%	Six Months		%
($ in millions, except per share data)	2014	2013	Change	2014	2013	Change

Bookings	$6,772	$5,324	27.2%	$11,065	$8,930	23.9%
Net Sales	$5,701	$6,115	-6.8%	$11,209	$11,994	-6.5%
Income from Continuing Operations attributable to Raytheon Company	$499	$488	2.3%	$1,088	$978	11.2%
Adjusted Income*	$443	$535	-17.2%	$895	$1,046	-14.4%
EPS from Continuing Operations	$1.59	$1.50	6.0%	$3.46	$2.99	15.7%
Adjusted EPS*	$1.41	$1.64	-14.0%	$2.84	$3.20	-11.3%
Operating Cash Flow from Continuing Operations	$153	$(41)		$812	$381
Workdays in Fiscal Reporting Calendar	64	64		126	127

* Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders, and Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders; in each case, excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. Six Months 2014 Adjusted Income and Adjusted EPS excluded the approximately $80 million and $0.25 impact, respectively, of a favorable tax impact resulting from cash repatriation in the first quarter 2014. Six Months 2013 Adjusted Income and Adjusted EPS excluded the $25 million and $0.08 impact, respectively, of the 2012 R&D tax credit. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

In the second quarter 2014, the Company repurchased 2.6 million shares of common stock for $250 million. Year-to-date 2014, the Company repurchased 4.6 million shares of common stock for $450 million.
On May 12, 2014, Standard & Poor's Rating Service upgraded the Company’s senior unsecured credit rating from A- to A, reflecting the Company’s strong financial position. The Company ended the second quarter 2014 with $560 million of net debt. Net debt is defined as total debt less cash and cash equivalents and short-term investments.
Backlog

($ in millions)	Period Ending
	Q2 2014	Q2 2013	2013
Backlog	$33,019	$32,435	$33,685
Funded Backlog	$23,580	$22,169	$23,014

Backlog at the end of the second quarter was $33.0 billion and funded backlog was $23.6 billion, an increase of $1.4 billion compared to the second quarter 2013.

Outlook
The Company has reaffirmed its financial outlook for 2014. Charts containing additional information on the Company's 2014 outlook are available on the Company's website at www.raytheon.com/ir.

2014 Financial Outlook[1]

Net Sales ($B)	22.5 - 23.0
FAS/CAS Adjustment ($M)	346
Interest Expense, net ($M)	(200) - (210)
Diluted Shares (M)	312 - 314
Effective Tax Rate	Approx. 28.5%
EPS from Continuing Operations	$6.74 - $6.89
Adjusted EPS*	$5.76 - $5.91
Operating Cash Flow from Continuing Operations ($B)	2.3 - 2.5

[1]The 2014 financial outlook does not reflect the effects of either the potential extension of the R&D tax credit or the potential enactment of pension funding stabilization as part of the extension of the Highway Trust Fund.

* Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders, excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Adjustment, 2014 Adjusted EPS guidance also excludes the $0.25 favorable tax impact of approximately $80 million resulting from cash repatriation in the first quarter 2014. See attachment F for a reconciliation of this measure and a discussion of why the Company is presenting this information.

Segment Results
The Company's reportable segments are: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); and Space and Airborne Systems (SAS).

Integrated Defense Systems
	2nd Quarter			Six Months
($ in millions)	2014	2013	% Change	2014	2013	% Change
Net Sales	$1,549	$1,721	-10%	$3,030	$3,317	-9%
Operating Income	$219	$326	-33%	$445	$588	-24%
Operating Margin	14.1%	18.9%		14.7%	17.7%

Integrated Defense Systems (IDS) had second quarter 2014 net sales of $1,549 million compared to $1,721 million in the second quarter 2013. The change in net sales was primarily due to the scheduled completion of production phases on certain international Patriot programs, as well as lower sales on a combat tactical radar program and the Australian Air Warfare Destroyer (AWD) program.
IDS recorded $219 million of operating income compared to $326 million in the second quarter 2013. The change in operating income was driven by lower volume and a $38 million adjustment from a decrease in estimated incentive fees on the AWD program due to an increase in the shipbuilder's expected cost to complete their portion of the program. In addition, second quarter 2013 included a favorable contract modification.

Intelligence, Information and Services
	2nd Quarter			Six Months
($ in millions)	2014	2013	% Change	2014	2013	% Change
Net Sales	$1,518	$1,570	-3%	$2,968	$3,091	-4%
Operating Income	$127	$131	-3%	$252	$255	-1%
Operating Margin	8.4%	8.3%		8.5%	8.2%

Intelligence, Information and Services (IIS) had second quarter 2014 net sales of $1,518 million compared to $1,570 million in the second quarter 2013. The change in net sales included lower volume on training and mission support programs, partially offset by higher volume on domestic and international classified programs.
IIS recorded $127 million of operating income compared to $131 million in the second quarter 2013.
During the quarter, IIS booked $515 million on domestic training programs and $160 million on foreign training programs in support of Warfighter FOCUS activities. IIS also booked $521 million for a U.S. Air Force program and approximately $160 million to provide operations and maintenance services on an international radar system. IIS booked $379 million on a number of classified contracts.

Missile Systems
	2nd Quarter			Six Months
($ in millions)	2014	2013	% Change	2014	2013	% Change
Net Sales	$1,539	$1,690	-9%	$3,113	$3,326	-6%
Operating Income	$190	$213	-11%	$398	$427	-7%
Operating Margin	12.3%	12.6%		12.8%	12.8%

Missile Systems (MS) had second quarter 2014 net sales of $1,539 million compared to $1,690 million in the second quarter 2013. The change in net sales was primarily driven by lower sales on U.S. Army programs.
MS recorded $190 million of operating income compared to $213 million in the second quarter 2013. The change in operating income was primarily due to lower volume and program mix, partially offset by improved program performance in the second quarter 2014.
During the quarter, MS booked $764 million for Tube-launched, Optically-tracked, Wireless-guided (TOW) missiles for the U.S. Army, U.S. Marines and international customers, $289 million for Standard Missile-6 (SM-6) for the U.S. Navy, $259 million for AIM-9X Sidewinder short range air-to-air missiles for the U.S. Navy, U.S. Air Force and international customers, $179 million for Advanced Medium-Range Air-to-Air Missiles (AMRAAM) for the U.S. Air Force, U.S. Navy and international customers, $130 million for Phalanx weapon systems for the U.S. Navy and U.S. Army, $81 million on Miniature Air-Launch Decoy (MALD®) for the U.S. Air Force, $79 million for Rolling Airframe Missile (RAM) program for the U.S. Navy and international customers, and $75 million for Standard Missile-3 (SM-3™) for the Missile Defense Agency (MDA). MS also booked $140 million on a classified program.

Space and Airborne Systems
	2nd Quarter			Six Months
($ in millions)	2014	2013	% Change	2014	2013	% Change
Net Sales	$1,505	$1,620	-7%	$2,903	$3,202	-9%
Operating Income	$202	$216	-6%	$392	$443	-12%
Operating Margin	13.4%	13.3%		13.5%	13.8%

Space and Airborne Systems (SAS) had second quarter 2014 net sales of $1,505 million compared to $1,620 million in the second quarter 2013. The change in net sales was primarily due to lower volume on intersegment sales related to a combat tactical radar program for IDS and on classified programs.
SAS recorded $202 million of operating income compared to $216 million in the second quarter 2013. The change in operating income was primarily due to lower volume.
During the quarter, SAS booked $129 million to provide radar subsystems for the U.S. Navy. SAS also booked $431 million on a number of classified contracts.

About Raytheon
Raytheon Company, with 2013 sales of $24 billion and 63,000 employees worldwide, is a technology and innovation leader specializing in defense, security and civil markets throughout the world. With a history of innovation spanning 92 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as cyber security and a broad range of mission support services. Raytheon is headquartered in Waltham, Mass. For more about Raytheon, visit us at www.raytheon.com and follow us on Twitter @raytheon.

Conference Call on the Second Quarter 2014 Financial Results
Raytheon's financial results conference call will be held on Thursday, July 24, 2014 at 9 a.m. ET. Participants will include Thomas A. Kennedy, CEO; David C. Wajsgras, senior vice president and CFO; and other Company executives.
The dial-in number for the conference call will be (866) 953-6856 in the U.S. or (617) 399-3480 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the Company's financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company's current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company's actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company's dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration under the amended Budget Control Act of 2011, a government shutdown, or otherwise, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the Company's assumptions; the risk of cost overruns, particularly for the Company's fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company's financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; and other factors as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company's use of these measures are included in this release or the attachments.

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Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Second Quarter 2014

(In millions, except per share amounts)	Three Months Ended		Six Months Ended
	29-Jun-14	30-Jun-13	29-Jun-14	30-Jun-13

Net sales	$5,701	$6,115	$11,209	$11,994
Operating expenses
Cost of sales	4,301	4,753	8,462	9,358
General and administrative expenses	641	596	1,200	1,164
Total operating expenses	4,942	5,349	9,662	10,522
Operating income	759	766	1,547	1,472
Non-operating (income) expense, net
Interest expense	54	53	105	106
Interest income	(2)	(3)	(5)	(6)
Other (income) expense, net	(6)	3	(6)	(4)
Total non-operating (income) expense, net	46	53	94	96
Income from continuing operations before taxes	713	713	1,453	1,376
Federal and foreign income taxes	212	220	359	387
Income from continuing operations	501	493	1,094	989
Income (loss) from discontinued operations, net of tax	52	—	59	(2)
Net income	553	493	1,153	987
Less: Net income attributable to noncontrolling
interests in subsidiaries	2	5	6	11
Net income attributable to Raytheon Company	$551	$488	$1,147	$976

Basic earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.59	$1.50	$3.47	$3.00
Income (loss) from discontinued operations, net of tax	0.17	—	0.19	(0.01)
Net income	1.76	1.50	3.65	2.99

Diluted earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.59	$1.50	$3.46	$2.99
Income (loss) from discontinued operations, net of tax	0.17	—	0.19	(0.01)
Net income	1.76	1.50	3.65	2.99

Amounts attributable to Raytheon Company common
stockholders:
Income from continuing operations	$499	$488	$1,088	$978
Income (loss) from discontinued operations, net of tax	52	—	59	(2)
Net income	$551	$488	$1,147	$976

Average shares outstanding
Basic	312.9	324.9	313.9	326.1
Diluted	313.5	325.6	314.6	326.9

Attachment B
Raytheon Company
Preliminary Segment Information
Second Quarter 2014

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
(In millions, except percentages)	Three Months Ended		Three Months Ended		Three Months Ended
	29-Jun-14	30-Jun-13	29-Jun-14	30-Jun-13	29-Jun-14	30-Jun-13

Integrated Defense Systems	$1,549	$1,721	$219	$326	14.1%	18.9%
Intelligence, Information and Services	1,518	1,570	127	131	8.4%	8.3%
Missile Systems	1,539	1,690	190	213	12.3%	12.6%
Space and Airborne Systems	1,505	1,620	202	216	13.4%	13.3%
FAS/CAS Adjustment	—	—	87	(72)
Corporate and Eliminations	(410)	(486)	(66)	(48)
Total	$5,701	$6,115	$759	$766	13.3%	12.5%

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
(In millions, except percentages)	Six Months Ended		Six Months Ended		Six Months Ended
	29-Jun-14	30-Jun-13	29-Jun-14	30-Jun-13	29-Jun-14	30-Jun-13

Integrated Defense Systems	$3,030	$3,317	$445	$588	14.7%	17.7%
Intelligence, Information and Services	2,968	3,091	252	255	8.5%	8.2%
Missile Systems	3,113	3,326	398	427	12.8%	12.8%
Space and Airborne Systems	2,903	3,202	392	443	13.5%	13.8%
FAS/CAS Adjustment	—	—	174	(143)
Corporate and Eliminations	(805)	(942)	(114)	(98)
Total	$11,209	$11,994	$1,547	$1,472	13.8%	12.3%

Attachment C
Raytheon Company
Other Preliminary Information
Second Quarter 2014

(In millions)	Funded Backlog		Total Backlog
	29-Jun-14	31-Dec-13	29-Jun-14	31-Dec-13

Integrated Defense Systems	$8,365	$9,397	$9,639	$10,916
Intelligence, Information and Services	3,147	2,592	6,298	5,856
Missile Systems	7,267	6,859	9,635	9,162
Space and Airborne Systems	4,801	4,166	7,447	7,751
Total	$23,580	$23,014	$33,019	$33,685

	Bookings
	Three Months Ended		Six Months Ended
	29-Jun-14	30-Jun-13	29-Jun-14	30-Jun-13

Total Bookings	$6,772	$5,324	$11,065	$8,930

	General and Administrative Expenses
	Three Months Ended		Six Months Ended
	29-Jun-14	30-Jun-13	29-Jun-14	30-Jun-13

Administrative and selling expenses	$517	$471	$965	$932
Research and development expenses	$124	$125	$235	$232
Total general and administrative expenses	$641	$596	$1,200	$1,164

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Second Quarter 2014

(In millions)
	29-Jun-14	31-Dec-13
Assets
Current assets
Cash and cash equivalents	$3,261	$3,296
Short-term investments	915	1,001
Contracts in process, net	5,366	4,870
Inventories	430	363
Prepaid expenses and other current assets	327	286
Total current assets	10,299	9,816

Property, plant and equipment, net	1,878	1,937
Goodwill	12,765	12,764
Other assets, net	1,438	1,450
Total assets	$26,380	$25,967

Liabilities and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,558	$2,350
Accounts payable	1,113	1,178
Accrued employee compensation	926	1,068
Other accrued expenses	1,299	1,214
Total current liabilities	5,896	5,810

Accrued retiree benefits and other long-term liabilities	3,854	4,226
Long-term debt	4,736	4,734

Equity
Raytheon Company stockholders' equity
Common stock	3	3
Additional paid-in capital	1,566	1,972
Accumulated other comprehensive loss	(4,786)	(5,113)
Retained earnings	14,945	14,173
Total Raytheon Company stockholders' equity	11,728	11,035
Noncontrolling interests in subsidiaries	166	162
Total equity	11,894	11,197
Total liabilities and equity	$26,380	$25,967

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Second Quarter 2014

(In millions)	Three Months Ended		Six Months Ended
	29-Jun-14	30-Jun-13	29-Jun-14	30-Jun-13

Net income	$553	$493	$1,153	$987
(Income) loss from discontinued operations, net of tax	(52)	—	(59)	2
Income from continuing operations	501	493	1,094	989

Depreciation	76	77	149	151
Amortization	33	36	67	70
Working capital (excluding pension and income taxes)*	(181)	(489)	(711)	(1,282)
Other long-term liabilities	(5)	4	(17)	(11)
Pension and other postretirement benefit plans	(208)	(45)	(28)	246
Other, net	(63)	(117)	258	218
Net operating cash flow from continuing operations	$153	$(41)	812	381

Supplemental Cash Flow Information

Capital spending	$(62)	$(56)	(101)	(105)
Internal use software spending	(14)	(12)	(26)	(21)
Acquisitions	—	(14)	—	(14)
Purchases of short-term investments	(26)	(638)	(1,371)	(839)
Sales of short-term investments	425	325	882	325
Maturities of short-term investments	195	209	595	362
Dividends	(189)	(179)	(363)	(343)
Repurchases of common stock under stock repurchase programs	(250)	(225)	(450)	(450)

* Working capital (excluding pension and income taxes) is a summation of changes in: contracts in process, net and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Consolidated Statements of Cash Flows.

Attachment F
Raytheon Company
Non-GAAP Financial Measures - Adjusted EPS, Adjusted Income and Adjusted Operating Margin
Second Quarter 2014

Adjusted EPS Non-GAAP Reconciliation
(In millions, except per share amounts)	2014 Guidance
Three Months Ended	Six Months Ended	Low end	High end
29-Jun-14	30-Jun-13	29-Jun-14	30-Jun-13	of range	of range
Diluted EPS from continuing operations attributable to Raytheon Company common stockholders	$1.59	$1.50	$3.46	$2.99	$6.74	$6.89
Per share impact of the FAS/CAS Adjustment (A)	(0.18)	0.14	(0.36)	0.28	(0.72)	(0.72)
Per share impact of the tax benefit of cash repatriation (B)	—	—	(0.25)	—	(0.25)	(0.26)
Per share impact of the 2012 research and development (R&D) tax credit (C)	—	—	—	(0.08)	—	—
Adjusted EPS (2), (3)	$1.41	$1.64	$2.84	$3.20	$5.76	$5.91

(A)	FAS/CAS Adjustment	$(87)	$72	$(174)	$143	$(346)	$(346)
Tax effect (1)	31	(25)	61	(50)	121	121
After-tax impact	(56)	47	(113)	93	(225)	(225)
Diluted shares	313.5	325.6	314.6	326.9	314.0	312.0
Per share impact	$(0.18)	$0.14	$(0.36)	$0.28	$(0.72)	$(0.72)

(B)	Tax benefit of cash repatriation	$—	$—	$(80)	$—	$(80)	$(80)
Diluted shares	—	—	314.6	—	314.0	312.0
Per share impact	$—	$—	$(0.25)	$—	$(0.25)	$(0.26)

(C)	2012 R&D tax credit	$—	$—	$—	$(25)	$—	$—
Diluted shares	—	—	—	326.9	—	—
Per share impact	$—	$—	$—	$(0.08)	$—	$—

Adjusted Income Non-GAAP Reconciliation

(In millions)
Three Months Ended	Six Months Ended
29-Jun-14	30-Jun-13	29-Jun-14	30-Jun-13
Income from continuing operations attributable to Raytheon Company common stockholders	$499	$488	$1,088	$978
FAS/CAS Adjustment (1)	(56)	47	(113)	93
Tax benefit of cash repatriation	—	—	(80)	—
2012 R&D tax credit	—	—	—	(25)
Adjusted Income (2), (4)	$443	$535	$895	$1,046

Adjusted Operating Margin Non-GAAP Reconciliation

2014 Guidance
Three Months Ended	Six Months Ended	Low end	High end
29-Jun-14	30-Jun-13	29-Jun-14	30-Jun-13	of range	of range
Operating Margin	13.3%	12.5%	13.8%	12.3%	14.1%	14.3%
FAS/CAS Adjustment	(1.5)%	1.2%	(1.6)%	1.2%	(1.5)%	(1.5)%
Adjusted Operating Margin (2), (5)	11.8%	13.7%	12.2%	13.5%	12.6%	12.8%

(1)	Tax effected at 35% federal statutory tax rate.

(2)
These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. These amounts exclude the FAS/CAS Adjustment and, from time to time, certain other items. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company's financial performance and believes that they provide additional insights into the Company’s underlying business performance. We also believe that they allow investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension and postretirement benefit (PRB) costs and to better compare our operating performance to others in the industry on that same basis. Amounts may not recalculate directly due to rounding.

(3)
Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. Six Months Ended June 29, 2014 and Guidance Adjusted EPS excludes the $0.25 impact of a net tax benefit of approximately $80 million resulting from cash repatriation in connection with a transaction with a foreign subsidiary in January 2014. Six Months Ended June 30, 2013 Adjusted EPS excludes the earnings per share impact of an R&D tax credit that relates to 2012. In January 2013, Congress approved legislation that included the extension of the R&D tax credit. The legislation retroactively reinstated the R&D tax credit for 2012 and extended it through December 31, 2013. As a result, we recorded the 2012 benefit in the first quarter of 2013.

(4)
Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. Six Months Ended June 29, 2014 Adjusted Income also excludes the net tax benefit as discussed above. Six Months Ended June 30, 2013 Adjusted Income also excludes the R&D tax credit that relates to 2012, as discussed above.

(5)	Adjusted Operating Margin is defined as total operating margin excluding the margin impact of the FAS/CAS Adjustment and, from time to time, certain other items.